EXHIBIT 23(B)

                  CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP

     We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement on Form S-1 (File No. 333-42425) for certain modified guaranteed annuity contracts issued by Protective Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                        /s/ SUTHERLAND, ASBILL & BRENNAN LLP
                                        ------------------------------------
                                            SUTHERLAND, ASBILL & BRENNAN LLP

WASHINGTON, D.C.
April 15, 1999